SECURITIES AND EXCHANGE COMMISSION
                                450 Fifth Street, N.W.
                                 Washington, DC 20549

                                       Form S-8
                           REGISTRATION STATEMENT UNDER THE
                                SECURITIES ACT OF 1933

                         Kansas City Southern Industries, Inc.
                _____________________________________________________
                (Exact name of registrant as specified in its charter)

                  Delaware                           44-0663509
          ________________________           _________________________
          (State or other jurisdiction of    (IRS Employer Identification
          No.)
          incorporation or organization)

                  114 West 11th Street, Kansas City, Missouri  64105
                  __________________________________________________
                 (Address of principal executive office)  (zip code)

                Ninth Offering Under the Employee Stock Purchase Plan
                _____________________________________________________
                               (Full title of the plan)

                              Richard P. Bruening, Esq.
                          Vice President and General Counsel
                        Kansas City Southern Industries, Inc.
           114 West 11th Street, Kansas City, Missouri 64105 (816) 556-0370

                                      Copies to:
                                  John Marvin, Esq.
                                 Leonard Jurden, Esq.
                                Watson & Marshall L.C.
                                      1010 Grand











                1010 Grand, Kansas City, Missouri 64105 (816) 842-3132
                ______________________________________________________
              (Name, address and telephone number of agent for service)

                           CALCULATION OF REGISTRATION FEE
                           _______________________________

                        Amount to    Proposed     Proposed     Amount of
           Title of     be           Maxi-        Maxi-        Registratio
           Securities   Registered   mum          mum          n
           to           <F1>         Offering     Aggregate    Fee <F2>
           be                        Price Per    Offering
           Registered                Share        Price


           Common       250,000      $38.46       $9,615,000   $3,316
           Stock
           ($0.01 par
           value)

          <F1>
          Registrant also hereby, pursuant to General Instruction F to Form S-8, registers an indeterminate amount of interests in the Employee Stock Purchase Plan that constitute separate securities and are required to be registered under the Securities Act.

          <F2>
          The amount of the registration fee is estimated in accordance with Rules 457(c) and 457(h)(1). At this time, it is not possible to determine the price at which shares will be purchased. For the purposed of calculating the amount of the registration fee, it was assumed that the 250,000 shares available for this offering would be purchased at $38.46 (85% of the average of the high and low prices of the Registrant's Common Stock on November 15, 1995 as reported by the New York Stock Exchange).

                              INCORPORATION BY REFERENCE
                              INCORPORATION BY REFERENCE

               The contents of the Registrant's registration statement on Form S-8 (file no. 33-54168) are hereby incorporated by reference into this registration statement.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form












          S-8 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 15th day of November, 1995.


                                        KANSAS CITY SOUTHERN INDUSTRIES,
          INC.

                                        By /s/ Landon H. Rowland
                                           ____________________________
                                           Landon H. Rowland
                                           President and
                                           Chief Executive Officer


                                  POWER OF ATTORNEY

               Each person whose signature appears below hereby constitutes and appoints Landon H. Rowland, Richard P. Bruening and Joseph D. Monello his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature and Name            Capacity       Date
          __________________            ________       ____

          /s/ A. Edward Allinson        Director       November 15, 1995

          /s/ Paul F. Balser            Director       November 15, 1995

          /s/ James E. Barnes           Director       November 15, 1995

          /s/ Thomas S. Carter          Director       November 15, 1995

          /s/ Michael G. Fitt           Director       November 15, 1995

          /s/ Michael R. Haverty        Executive      November 15, 1995
                                        Vice President;
                                        Director











          ____________________          Chairman of    ___________, 1995
          Paul H. Henson                the Board of
                                        Directors

          /s/ Joseph D. Monello         Vice           November 15, 1995
                                        President
                                        (Chief Financial
                                        Officer)

          /s/ Landon H. Rowland         President and  November 15, 1995
                                        Chief Executive
                                        Officer; Director

          /s/ Morton I. Sosland         Director       November 15, 1995

          /s/ Louis G. Van Horn         Comptroller;   November 15, 1995
                                        Officer)


                                  INDEX TO EXHIBITS
                                  _________________


          Exhibit                      Document
          _______                      ________

          5            Opinion of Watson & Marshall L.C. (includes
          consent)

          23           Consent of Independent Accountants


          99           Employee Stock Purchase Plan, as amended and
          restated
                       on November 15, 1995

